EXHIBIT 9

                 AMENDED AND RESTATED JOINT FILING AGREEMENT

                    In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $1.00 per share, of SPS Technologies, Inc., a Pennsylvania corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 26th day of August, 1994.

          TINICUM ENTERPRISES, INC.

          By:  /s/ James H. Kasschau
               James H. Kasschau
               President

          TINICUM INVESTORS

          By:  /s/ Eric M. Ruttenberg
               Eric M. Ruttenberg
               Managing Partner

          RUTCO INCORPORATED

          By:  /s/ James H. Kasschau
               James H. Kasschau
               President

          TINICUM FOREIGN INVESTMENTS CORPORATION

          By:  /s/ James H. Kasschau
               James H. Kasschau
               President

          TINICUM ASSOCIATES, G.P.
          By: Tinicum Associates, Inc., Managing Partner

          By:  /s/ James H. Kasschau
               James H. Kasschau
               President

          RIT CAPITAL PARTNERS plc

          By:  /s/ J.W.P. Johnston
               J.W.P. Johnston
               Alternate Director for The Hon. C.P. Gibson

          J. ROTHSCHILD CAPITAL MANAGEMENT LIMITED

          By:  /s/ J.W.P. Johnston
               J.W.P. Johnston
               Director

          ST. JAMES'S PLACE CAPITAL plc

          By:  /s/ J.W.P. Johnston
               J.W.P. Johnston
               Company Secretary

          /s/ Putnam L. Crafts, Jr.
          PUTNAM L. CRAFTS, JR.

          /s/ James H. Kasschau
          JAMES H. KASSCHAU